Exhibit 17(c)

Table of Contents

PAGE

FUND FACTS

About the Mercury U.S. Large Cap Fund	2

Risk/Return Bar Chart	4

Fees and Expenses	5

ABOUT THE DETAILS

How the Fund Invests	7

Investment Risks	9

ACCOUNT CHOICES

Pricing of Shares	14

How to Buy, Sell, Transfer and Exchange Shares	20

Fee-Based Programs	25

THE MANAGEMENT TEAM

Management of the Fund	27

Master/Feeder Structure	28

Financial Highlights	29

TO LEARN MORE

Shareholder Reports	Back Cover

Statement of Additional Information	Back Cover
MERCURY U.S. LARGE CAP FUND

In an effort to help you better understand the many concepts involved in making an investment decision, we have defined the highlighted terms in this Prospectus in the sidebar.

Large Cap Companies  — companies whose market capitalization is at least $5 billion under current market conditions. The Fund’s definition of large cap companies may be increased in response to changes in the market.

Common Stock — securities representing shares of ownership of a corporation.

Preferred Stock — class of stock that often pays dividends at a specified rate and has preference over common stock in dividend payments and liquidation of assets. Preferred stock may also be convertible into common stock.

Convertible Securities  — fixed-income securities, such as bonds or preferred stocks, that are exchangeable for shares of common stocks of the issuer or another company.

Fund Facts
ABOUT THE MERCURY U.S. LARGE CAP FUND

What is the Fund’s investment objective?

The investment objective of the Fund is to seek long-term capital growth. In other words, the Fund tries to choose investments that will increase in value. Current income from dividends and interest will not be an important consideration in selecting portfolio securities.

What are the Fund’s main investment strategies?

The Fund invests primarily in a diversified portfolio of equity securities of large cap companies located in the U.S. that Fund management believes are undervalued or have good prospects for earnings growth. The Fund may also invest up to 10% of its assets in stocks of companies located in Canada. A company’s stock is considered to be undervalued when its price is less than what Fund management believes it is worth. A company whose earnings per share grow faster than inflation and the economy in general usually has a higher stock price over time than a company with slower earnings growth. The Fund’s evaluation of the prospects for a company’s industry or market sector is an important factor in evaluating a particular company’s earnings prospects. The Fund may purchase common stock, preferred stock, convertible securities and other instruments.

The Fund invests all of its assets in a Portfolio of Mercury Master Trust that has the same goals as the Fund. All investments will be made at the level of the Portfolio. This structure is sometimes called a “master/feeder” structure. The Fund’s investment results will correspond directly to the investment results of the underlying Portfolio in which it invests. For simplicity, this Prospectus uses the term “Fund” to include the underlying Portfolio in which the Fund invests.

We cannot guarantee that the Fund will achieve its objective.

What are the main risks of investing in the Fund?

As with any mutual fund, the value of the Fund’s investments — and therefore, the value of Fund shares — may fluctuate. These changes may occur because the U.S. stock market is rising or falling. At other times, there are specific factors that may affect the value of a particular investment. The Fund is also subject to the risk that the stocks the Fund’s adviser selects will underperform the stock markets or other funds with similar investment objectives and investment strategies. If the value of the Fund’s investments goes down, you may lose money.

2	MERCURY U.S. LARGE CAP FUND

Fund Facts

In addition, because the Fund invests up to 10% of its assets in securities of Canadian companies, the Fund is subject to additional risks. For example, the Fund’s securities may go up or down in value depending on changes in the Canadian stock market, the relative exchange rates of the U.S. dollar and the Canadian dollar, U.S. and Canadian political and economic developments, and U.S. and Canadian laws relating to investments in Canada. Canadian securities may also be less liquid, more volatile and harder to value than U.S. securities.

Who should invest?

The Fund may be an appropriate investment for you if you:

•	Are investing with long-term goals, such as retirement or funding a child’s education

•	Want a professionally managed and diversified portfolio

•	Are not looking for current income

•	Are prepared to receive taxable short-term capital gains

•	Are willing to accept the risk that the value of your investment may decline in order to seek long-term capital growth

MERCURY U.S. LARGE CAP FUND

Fund Facts

RISK/RETURN BAR CHART

The bar chart and table below provide an indication of the risks of investing in the Fund. The bar chart shows the Fund’s performance for Class B shares for the period shown. Sales charges are not reflected in the bar chart. If these amounts were reflected, the return would be less than that shown. The table compares the average annual total returns for each class of the Fund’s shares for the periods shown with those of the Standard & Poor’s 500 Composite Stock Price Index (the “S&P 500 Index”). How the Fund performed in the past is not necessarily an indication of how the Fund will perform in the future.

During the period shown in the bar chart, the highest return for a quarter was 1.66% (quarter ended March 31, 2000) and the lowest return for a quarter was (11.32%) (quarter ended December 31, 2000). The Fund’s year-to-date return as of June 30, 2001 was (10.33%).

Average Annual Total Returns		Past	Since
(as of December 31, 2000)		One Year	Inception

Mercury US Large Cap Fund*	Class A	(20.27%)	(1.60	%)†
S&P 500 Index**		(9.10%)	2.89	%***

Mercury US Large Cap Fund*	Class B	(19.67%)	(1.59	%)†
S&P 500 Index**		(9.10%)	2.89	%***

Mercury US Large Cap Fund*	Class C	(17.23%)	0.46	%†
S&P 500 Index**		(9.10%)	2.89	%***

Mercury US Large Cap Fund*	Class I	(20.07%)	(1.34	%)†
S&P 500 Index**		(9.10%)	2.89	%***

*	Includes all applicable fees and sales charges.

†	Inception date is January 29, 1999.

**	The S&P 500® Index is the Standard & Poor’s Composite Index of 500 Stocks, a widely recognized, unmanaged index of common stock prices. Past performance is not predictive of future performance.

***	Performance data is as of January 31, 1999.

4	MERCURY U.S. LARGE CAP FUND

Fund Facts

UNDERSTANDING EXPENSES

Fund investors pay various expenses, either directly or indirectly. Listed below are some of the main types of expenses, which the Fund may charge:

Expenses paid directly by the shareholder:

Shareholder Fees — these include sales charges which you may pay when you buy or sell shares of the Fund.

Expenses paid indirectly by the shareholder:

Annual Fund Operating Expenses  — expenses that cover the costs of operating the Fund.

Management Fee — a fee paid to the Investment Adviser for managing the Fund.

Distribution Fees — fees used to support the Fund’s marketing and distribution efforts, such as compensating financial advisors, securities dealers and other financial intermediaries, advertising and promotion.

Service (Account Maintenance) Fees — fees used to compensate securities dealers and other financial intermediaries for account maintenance activities.

FEES AND EXPENSES

The Fund offers four different classes of shares. Although your money will be invested the same way no matter which class of shares you buy, there are differences among the fees and expenses associated with each class. Not everyone is eligible to buy every class. After determining which classes you are eligible to buy, decide which class best suits your needs. Your financial advisor can help you with this decision.

This table shows the different fees and expenses that you may pay if you buy and hold the different classes of shares of the Fund. Future expenses may be greater or less than those indicated below.

Shareholder Fees (fees paid directly from your investment)(a):	Class I		Class A		Class B(b)

Maximum Sales Charge (Load) imposed on purchases (as a percentage of offering price)	5.25	%(c)	5.25	%(c)	None

Maximum Deferred Sales Charge (Load) (as a percentage of original purchase price or redemption proceeds, whichever is lower)	None	(d)	None	(d)	4.00%	(c)

Maximum Sales Charge (Load) imposed on Dividend Reinvestments	None		None		None

Redemption Fee	None		None		None

Exchange Fee	None		None		None

Annual Fund Operating Expenses (Expenses that are deducted from Fund assets)(e):

Management Fee(f)	0.50%		0.50%		0.50%

Distribution and/or Service (12b-1) Fees(g)	None		0.25%		1.00%

Administrative Fees(i)	0.15%		0.15%		0.15%

Other Expenses (including transfer agency fees)(h)	0.16%		0.16%		0.18%

Total Other Expenses	0.31%		0.31%		0.33%

Total Annual Fund Operating Expenses	0.81%		1.06%		1.83%

[Additional columns below]

[Continued from above table, first column(s) repeated]

Shareholder Fees (fees paid directly from your investment)(a):	Class C

Maximum Sales Charge (Load) imposed on purchases (as a percentage of offering price)	None

Maximum Deferred Sales Charge (Load) (as a percentage of original purchase price or redemption proceeds, whichever is lower)	1.00%	(c)

Maximum Sales Charge (Load) imposed on Dividend Reinvestments	None

Redemption Fee	None

Exchange Fee	None

Annual Fund Operating Expenses (Expenses that are deducted from Fund assets)(e):

Management Fee(f)	0.50%

Distribution and/or Service (12b-1) Fees(g)	1.00%

Administrative Fees(i)	0.15%

Other Expenses (including transfer agency fees)(h)	0.19%

Total Other Expenses	0.34%

Total Annual Fund Operating Expenses	1.84%

(a)	In addition, certain securities dealers or other financial intermediaries may charge a fee to process a purchase or sale of shares. See “Account Choices — How to Buy, Sell, Transfer and Exchange Shares.”

(b)	Class B shares automatically convert to Class A shares approximately eight years after you buy them and will no longer be subject to distribution fees.

(c)	Some investors may qualify for reductions in the sales charge (load).
(d)	You may pay a deferred sales charge if you purchase $1 million or more and you redeem within one year.

(e)	The fees and expenses include the expenses of both the Fund and the Fund’s share of expenses of the Portfolio it invests in.

(f)	Paid by the Portfolio. The Investment Adviser pays the sub-adviser out of this fee.

(g)	The Fund calls the “Service Fee” an “Account Maintenance Fee.” Account Maintenance Fee is the term used elsewhere in this Prospectus and in all other Fund materials. If you hold Class B or C shares over time, it may cost you more in distribution (12b-1) fees than the maximum sales charge that you would have paid if you had bought one of the other classes.

(h)	The Transfer Agent is an affiliate of the Investment Adviser. The Fund pays the Transfer Agent a fee for each shareholder account and reimburses it for out-of-pocket expenses. Effective July 19, 2001, the fee ranges from $16.00 to $23.00 per account (depending on the level of services required), but is set at 0.10% for certain accounts that participate in certain fee-based programs. For the fiscal year ended May 31, 2001, the Fund paid the Transfer Agent fees totaling $796,528. The Fund and the Portfolio each entered into an agreement with State Street Bank and Trust Company (“State Street”) effective January 1, 2001, pursuant to which State Street provides certain accounting services to the Fund and the Portfolio. For the period

(footnotes continued on next page)

MERCURY U.S. LARGE CAP FUND

Fund Facts
(footnotes continued from previous page)

January 1, 2001 through May 31, 2001, the Portfolio paid State Street $94,332 and the Fund paid no fees under this agreement. Prior to January 1, 2001, the Administrator and the Investment Adviser provided accounting services to the Fund and the Portfolio, respectively, at their cost, and the Fund and the Portfolio reimbursed the Administrator and the Investment Adviser, respectively, for the cost of these services. The Administrator and the Investment Adviser continue to provide certain accounting services to the Fund and the Portfolio. The Fund and the Portfolio reimburse the Administrator and the Investment Adviser, respectively, for the cost of such services. For the fiscal year ended May 31, 2001, the Fund reimbursed the Administrator an aggregate of $1,626 for the above-described services. For the fiscal year ended May 31, 2001, the Portfolio reimbursed the Investment Adviser an aggregate of $148,536 for the above-described services.

(i)	Paid by the Fund.

Examples

These examples are intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.

These examples assume that you invest $10,000 in the Fund for the time periods indicated, that your investment has a 5% return each year, that you pay the sales charges, if any, that apply to the particular class and that the Fund’s operating expenses remain the same. This assumption is not meant to indicate you will receive a 5% annual rate of return. Your annual return may be more or less than the 5% used in these examples. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

EXPENSES IF YOU DID REDEEM YOUR SHARES:

	Class I	Class A	Class B		Class C

One Year	$603	$627	$586		$287

Three Years	$770	$845	$876		$579

Five Years	$951	$1,179	$1,191		$995

Ten Years	$1,474	$1,751	$1,951	*	$2,159

EXPENSES IF YOU DID NOT REDEEM YOUR SHARES:

	Class I	Class A	Class B		Class C

One Year	$603	$627	$186		$187

Three Years	$770	$845	$576		$579

Five Years	$951	$1,079	$990		$995

Ten Years	$1,474	$1,751	$1,951	*	$2,159

*	Assumes conversion to Class A shares approximately eight years after purchase. See note (b) to the Fees and Expenses table above.

6	MERCURY U.S. LARGE CAP FUND

About the Portfolio Management Team — The Fund is managed by members of a team of 17 investment professionals who participate in the team’s research process and stock selection. The senior investment professionals in this group include Richard Boon, Ben Gore, Olivier Parein and Michael Russell. Richard Boon is primarily responsible for the day-to-day management of the Fund’s portfolio.

About the Investment Adviser — Mercury Advisors is the Investment Adviser.

About the Details
HOW THE FUND INVESTS

The Fund’s main objective is long-term capital growth. The Fund tries to achieve its objective by investing primarily in a diversified portfolio of equity securities of large cap companies located in the U.S. The Fund may also invest up to 10% of its assets in equity securities of companies located in Canada. In selecting securities, the Fund emphasizes those securities that Fund management believes are undervalued or have good prospects for earnings growth.

The Fund will, under normal circumstances, invest at least 65% of its total assets in equity securities of large cap companies located in the U.S. The Fund may also invest in equity securities of companies of any market capitalization located in Canada and of small or medium capitalization companies located in the U.S. Normally, Canadian investments will represent 10% or less of the Fund’s assets. A company’s market capitalization may go up or down due to market fluctuations. The Fund will not sell a company’s securities because that company’s market capitalization drops below $5 billion or another amount set by the Fund. Equity securities consist of:

• Common Stock
• Preferred Stock

•	Securities convertible into Common Stock

•	Derivative securities such as options (including warrants) and futures, the value of which is based on a common stock or group of common stocks

The Fund considers a company to be “located” in the U.S. or Canada if:

•	It is legally organized in the U.S. or Canada, or
•	The primary trading market for its securities is located in the U.S. or Canada, or
•	At least 50% of the company’s (and its subsidiaries’) non-current assets, capitalization, gross revenues or profits have been located in the U.S. or Canada during one of the last two fiscal years.

Under this definition a “foreign” company (a company organized or trading outside the U.S. or Canada, or with substantial operations outside the U.S. or Canada) may be considered to be “located” in the U.S. or Canada.

MERCURY U.S. LARGE CAP FUND

About the Details

A company’s stock is considered to be undervalued when the stock’s current price is less than what Fund management believes a share of the company is worth. Fund management feels a company’s worth can be assessed by several factors, such as:

• financial resources
• value of assets
• sales and earnings growth
• product development
• quality of management
• overall business prospects

A company’s stock may become undervalued when most investors fail to perceive the company’s strengths in one or more of these areas. A company whose earnings per share grow faster than inflation and the economy in general usually has a higher stock price over time than a company with slower earnings growth. The Fund’s evaluation of the prospects for a company’s industry or market sector is an important factor in evaluating a particular company’s earnings prospects. Current income from dividends and interest will not be an important consideration in selecting portfolio securities. The Fund may invest in debt securities that are issued together with a particular equity security. The Fund may invest in derivatives to hedge (protect against price movements) or to enable it to reallocate its investments more quickly than it could by buying and selling the underlying securities. The derivatives that the Fund may use include futures, forwards, options, indexed and inverse securities and swaps. There can be no assurance that the Fund’s hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. The Fund is not required to hedge and may choose not to do so.

The Fund has no stated minimum holding period for investments, and will buy or sell securities whenever Fund management sees an appropriate opportunity. The Fund does not consider potential tax consequences to Fund shareholders when it sells securities.

The Fund will normally invest almost all of its assets as described above. The Fund may, however, invest in short-term instruments, such as money market securities and repurchase agreements, to meet redemptions. The Fund may also, without limit, make short-term investments, purchase high quality bonds or buy or sell derivatives to reduce exposure to equity securities when the Fund believes it is advisable to do so (on a temporary defensive basis). Short term investments and temporary defensive positions may limit the potential for growth in the value of your shares and the Fund may, therefore, not achieve its investment objective.

8	MERCURY U.S. LARGE CAP FUND

About the Details

The Fund may use many different investment strategies and it has certain investment restrictions, all of which are explained in the Fund’s Statement of Additional Information.

INVESTMENT RISKS

This section contains a summary discussion of the general risks of investing in the Fund. As with any mutual fund, there can be no guarantee that the Fund will meet its goals, or that the Fund’s performance will be positive over any period of time.

Market and Selection Risk

Market risk is the risk that the U.S. or Canadian stock markets in which the Fund invests will go down in value, including the possibility that the U.S. or Canadian stock markets will go down sharply and unpredictably. Selection risk is the risk that the securities that Fund management selects will underperform the markets, the relevant indicies or other funds with similar investment objectives and investment strategies.

Illiquid Securities

The Fund may invest up to 15% of its net assets in illiquid securities that it cannot easily sell within seven days at current value or that have contractual or legal restrictions on resale. If the Fund buys illiquid securities it may be unable to quickly sell them or may be able to sell them only at a price below current value.

Restricted Securities

Restricted securities have contractual or legal restrictions on their resale. They include private placement securities that the Fund buys directly from the issuer. Private placement and other restricted securities may not be listed on an exchange and may have no active trading market.

Restricted securities may be illiquid. The Fund may be unable to sell them on short notice or may be able to sell them only at a price below current value. The Fund may get only limited information about the issuer, so it may be less able to predict a loss. In addition, if Fund management receives material adverse nonpublic information about the issuer, the Fund will not be able to sell the securities.

MERCURY U.S. LARGE CAP FUND

About the Details

Rule 144A Securities

Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public. Rule 144A securities may have an active trading market, but carry the risk that the active trading market may not continue.

Canadian Investment and Securities Risks

Canadian investment risk is the risk that the Fund’s Canadian securities may go up or down in value depending on the fluctuations in the relative exchange rates of the U.S. dollar and the Canadian dollar, U.S. and Canadian political and economic developments, and changes in U.S. and Canadian laws relating to investments in Canada.

Canadian securities are sensitive to conditions within Canada, but also tend to follow the U.S. market. Canada’s economy depends heavily on exports to the U.S., Canada’s largest trading partner. The Canadian economy relies strongly on the production and processing of natural resources. Historically, natural resource prices have been volatile. Demand by many citizens of the Province of Quebec for secession from Canada may significantly impact the Canadian economy.

•	The costs of Canadian securities transactions tend to be higher than those of U.S. transactions.

•	The Canadian securities market has different clearance and settlement procedures, which may cause delays. This means that the Fund’s assets may be uninvested and not earning returns. The Fund may miss investment opportunities or be unable to dispose of a security because of these delays.

Foreign Security Risks

The Fund defines companies located in the U.S. or Canada broadly. As a result, the Fund’s investments may include companies organized, traded or having substantial operations outside the U.S. or Canada. This may expose the Fund to risks associated with foreign investments.

•	The value of holdings traded outside the U.S. (and any hedging transactions in foreign currencies) will be affected by changes in currency exchange rates.

•	The costs of non-U.S. securities transactions tend to be higher than those of U.S. transactions.

•	These holdings may be adversely affected by foreign government action.

•	International trade barriers or economic sanctions against certain non-U.S. countries may adversely affect these holdings.

10	MERCURY U.S. LARGE CAP FUND

About the Details

Borrowing and Leverage

The use of borrowing can create leverage. Leverage increases the Fund’s exposure to risk by increasing its total investments. If the Fund borrows money to make more investments than it otherwise could or to meet redemptions, and the Fund’s investments go down in value, the Fund’s losses will be magnified. Borrowing will cost the Fund interest expense and other fees.

Certain securities that the Fund buys may create leverage, including, for example, options and indexed and inverse securities. Like borrowing, these investments may increase the Fund’s exposure to risk.

Derivatives

The Fund may use derivative instruments, including futures, forwards, options, indexed and inverse securities and swaps. Derivatives may allow the Fund to increase or decrease its risk exposure more quickly and efficiently than other types of instruments.

Derivatives are volatile and involve significant risks, including:

•	Credit risk — the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to the Fund.

•	Currency risk — the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

•	Leverage risk — the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investment) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

•	Liquidity risk — the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

•	Index risk — If the derivative is linked to the performance of an index, it will be subject to the risks associated with changes in that index. If the index changes, the Fund could receive lower interest payments or experience a reduction in the value of the derivative to below what the Fund paid. Certain indexed

MERCURY U.S. LARGE CAP FUND

About the Details

securities, including inverse securities (which move in an opposite direction to the index), may create leverage, to the extent that they increase or decrease in value at a rate that is a multiple of the changes in the applicable index.

The Fund may use derivatives for hedging purposes, including anticipatory hedges. Hedging is a strategy in which the Fund uses a derivative to offset the risks associated with other Fund holdings. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Fund or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Fund, in which case any losses on the holdings being hedged may not be reduced and could be increased. There can be no assurance that the Fund’s hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. The Fund is not required to use hedging and may choose not to do so.

Convertibles

Convertibles are generally debt securities or preferred stocks that may be converted into common stock. Convertibles typically pay current income as either interest (debt security convertibles) or dividends (preferred stocks). A convertible’s value usually reflects both the stream of current income payments and the value of the underlying common stock. The market value of a convertible performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible usually falls. Since it is convertible into common stock, the convertible also has the same types of market and issuer risk as the underlying common stock.

Debt Securities

Debt securities, such as bonds, involve credit risk. This is the risk that the borrower will not make timely payments of principal and interest. The degree of credit risk depends on the issuer’s financial condition and on the terms of the bonds. These securities are also subject to interest rate risk. This is the risk that the value of the security may fall when interest rates rise. In general, the market price of debt securities with longer maturities will go up or down more in response to changes in interest rates than the market price of shorter term securities.

12	MERCURY U.S. LARGE CAP FUND

About the Details

STATEMENT OF ADDITIONAL INFORMATION

If you would like further information about the Fund, including how it invests, please see the Statement of Additional Information.

MERCURY U.S. LARGE CAP FUND

Account Choices
PRICING OF SHARES

The Fund offers four classes of shares, each with its own sales charge and expense structure, allowing you to invest in the way that best suits your needs. Each share class represents an ownership interest in the same investment portfolio. The class of shares you should choose will be affected by the size of your investment and how long you plan to hold your shares. Your financial advisor or other financial intermediary can help you determine which pricing option is best suited to your personal financial goals.

For example, if you select Class I or Class A shares you generally pay a sales charge at the time of purchase. If you buy Class A shares, you also pay an ongoing account maintenance fee of 0.25%. You may be eligible for a sales charge reduction or waiver.

Certain financial intermediaries may charge additional fees in connection with transactions in Fund shares. The Investment Adviser, the Distributor or their affiliates may make payments out of their own resources to selected securities dealers and other financial intermediaries for providing services intended to result in the sale of Fund shares or for shareholder servicing activities.

If you select Class B or Class C shares, you will invest the full amount of your purchase price, but you will be subject to a distribution fee of 0.75% and an account maintenance fee of 0.25%. Because these fees are paid out of the Fund’s assets on an ongoing basis, over time these fees increase the cost of your investment and may cost you more than paying other types of sales charges. In addition, you may be subject to a deferred sales charge when you sell Class B or Class C shares.

The Fund’s shares are distributed by FAM Distributors, Inc., an affiliate of the Investment Adviser.

MERCURY U.S. LARGE CAP FUND

          Account Choices

To better understand the pricing of the Fund’s shares, we have summarized the information below:

	Class I	Class A	Class B	Class C

Availability?	Limited to certain investors including: • Current Class I shareholders
• Certain Retirement Plans
• Participants in certain sponsored programs
	• Certain affiliates or customers of selected securities dealers and other financial intermediaries.	Generally available through selected securities dealers and other financial intermediaries.	Generally available through selected securities dealers and other financial intermediaries.	Generally available through selected securities dealers and other financial intermediaries.

Initial Sales Charge?	Yes. Payable at time of purchase. Lower sales charges available for certain larger investments.	Yes. Payable at time of purchase. Lower sales charges available for certain larger investments.	No. Entire purchase price is invested in shares of the Fund.	No. Entire purchase price is invested in shares of the Fund.

Deferred Sales Charge?	No. (May be charged for purchases over $1 million that are redeemed within one year.)	No. (May be charged for purchases over $1 million that are redeemed within one year.)	Yes. Payable if you redeem within six years of purchase.	Yes. Payable if you redeem within one year of purchase.

Account Maintenance and Distribution Fees?	No.	0.25% Account Maintenance Fee. No Distribution Fee.	0.25% Account Maintenance Fee. 0.75% Distribution Fee.	0.25% Account Maintenance Fee. 0.75% Distribution Fee.

Conversion to Class A shares?	N/A	N/A	Yes, automatically after approximately eight years.	N/A

                                               MERCURY U.S. LARGE CAP FUND

Right of Accumulation  — permits you to pay the sales charge that would apply to the cost or value (whichever is higher) of all shares you own in the Mercury mutual funds.

Letter of Intent — permits you to pay the sales charge that would be applicable if you add up all shares of Mercury mutual funds that you agree to buy within a 13 month period. Certain restrictions apply.

Account Choices

Class I and Class A Shares — Initial Sales Charge Options

If you select Class I or Class A shares, you will pay a sales charge at the time of purchase as shown in the following table.

			Dealer
			Compensation
	As a % of	As a % of	as a % of
Your Investment	Offering Price	Your Investment*	Offering Price

Less than $25,000	5.25%	5.54%	5.00%

$25,000 but less than $50,000	4.75%	4.99%	4.50%

$50,000 but less than $100,000	4.00%	4.17%	3.75%

$100,000 but less than $250,000	3.00%	3.09%	2.75%

$250,000 but less than $1,000,000	2.00%	2.04%	1.80%

$1,000,000 and over**	0.00%	0.00%	0.00%

*	Rounded to the nearest one-hundredth percent.

**	If you invest $1,000,000 or more in Class I or Class A shares, you may not pay an initial sales charge. In that case, the Investment Adviser compensates the selling dealer or other financial intermediary from its own funds. However, if you redeem your shares within one year after purchase, you may be charged a deferred sales charge. This charge is 1.00% of the lesser of the original cost of the shares being redeemed or your redemption proceeds. A sales charge of 0.75% will be charged on purchases of $1,000,000 or more of Class I or Class A shares by certain employer-sponsored retirement or savings plans.

No initial sales charge applies to Class I or Class A shares that you buy through reinvestment of dividends.

A reduced or waived sales charge on a purchase of Class I or Class A shares may apply for:

•	Purchases under a Right of Accumulation or Letter of Intent
•	Certain trusts managed by banks, thrifts or trust companies, including those affiliated with Mercury Advisors or its affiliates
•	Certain employer-sponsored retirement or savings plans
•	Certain investors, including directors or trustees of mutual funds sponsored by Mercury Advisors or its affiliates, employees of Mercury Advisors and its affiliates and employees or customers of selected dealers

16	MERCURY U.S. LARGE CAP FUND

Account Choices

•	Certain fee-based programs managed by Mercury Advisors or its affiliates

•	Certain fee-based programs managed by selected dealers and other financial intermediaries that have an agreement with the Distributor or its affiliates
•	Purchases through certain financial advisors, selected dealers, brokers, investment advisers, service providers and other financial intermediaries that have an agreement with the Distributor or its affiliates
•	Purchases through certain accounts over which Mercury Advisors or an affiliate exercises investment discretion

Only certain investors are eligible to buy Class I shares. Your financial advisor or other financial intermediary can help you determine whether you are eligible to buy Class I shares or to participate in any of these programs.

If you decide to buy shares under the initial sales charge alternative and you are eligible to buy both Class I and Class A shares, you should buy Class I shares since Class A shares are subject to a 0.25% account maintenance fee, while Class I shares are not.

If you redeem Class I or Class A shares and within 30 days buy new shares of the same class, you will not pay a sales charge on the new purchase amount. The amount eligible for this “Reinstatement Privilege” may not exceed the amount of your redemption proceeds. To exercise the privilege, contact your financial advisor, selected securities dealer, other financial intermediary, or the Fund’s Transfer Agent at 1-888-763-2260.

Class B and Class C Shares — Deferred Sales Charge Options

If you select Class B or Class C shares, you do not pay an initial sales charge at the time of purchase. However, if you redeem your Class B shares within six years after purchase or Class C shares within one year after purchase, you may be required to pay a deferred sales charge. You will also pay distribution fees of 0.75% and account maintenance fees of 0.25% each year under distribution plans that the Fund has adopted under Rule 12b-1. Because these fees are paid out of the Fund’s assets on an ongoing basis, over time these fees may increase the cost of your investment and may cost you more than paying other types of sales charges. The Distributor uses the money that it receives from the deferred sales charges and the distribution fees to cover the costs of marketing, advertising and compensating the financial advisor, selected securities dealer or other financial intermediary who assists you in purchasing Fund shares.

MERCURY U.S. LARGE CAP FUND

Account Choices

Class B Shares

If you redeem Class B shares within six years after purchase, you may be charged a deferred sales charge. The amount of the charge gradually decreases as you hold your shares over time, according to the following schedule:

Year Since Purchase	Sales Charge*

0 – 1	4.00%

1 – 2	4.00%

2 – 3	3.00%

3 – 4	3.00%

4 – 5	2.00%

5 – 6	1.00%

6 and thereafter	0.00%

*	The percentage charge will apply to the lesser of the original cost of the shares being redeemed or the proceeds of your redemption. Shares acquired through reinvestment of dividends are not subject to a deferred sales charge. Mercury funds may not all have identical deferred sales charge schedules. If you exchange your shares for the shares of another Mercury fund, the higher charge, if any, will apply.

The deferred sales charge relating to Class B shares may be reduced or waived in certain circumstances, such as:

•	Certain post-retirement withdrawals from an IRA or other retirement plan if you are over 59 1/2 years old
•	Redemption by certain eligible 401(a) and 401(k) plans, certain related accounts and certain retirement plan rollovers
•	Redemption in connection with participation in certain fee-based programs managed by Mercury Advisors or its affiliates

•	Redemption in connection with participation in certain fee-based programs managed by selected dealers or other financial intermediaries that have agreements with the Distributor or its affiliates, or in connection with involuntary termination of an account in which Fund shares are held

•	Withdrawals following shareholder death or disability as long as the waiver request is made within one year of death or disability or, if later, reasonably promptly following completion of probate

18	MERCURY U.S. LARGE CAP FUND

Account Choices

•	Withdrawal through the Systematic Withdrawal Plan of up to 10% per year of your Class B account value at the time the plan is established

Your Class B shares convert automatically into Class A shares approximately eight years after purchase. Any Class B shares received through reinvestment of dividends paid on converting shares will also convert at that time. Class A shares are subject to lower annual expenses than Class B shares. The conversion of Class B shares to Class A shares is not a taxable event for Federal income tax purposes.

Different conversion schedules may apply to Class B shares of different Mercury mutual funds. If you acquire your Class B shares in an exchange from another fund with a shorter conversion schedule, the Fund’s eight-year conversion schedule will apply. If you exchange your Class B shares in the Fund for Class B shares of a fund with a longer conversion schedule, the other fund’s conversion schedule will apply. The length of time that you hold both the original and exchanged Class B shares in both funds will count toward the conversion schedule. The conversion schedule may be modified in certain other cases as well.

Class C Shares

If you redeem Class C shares within one year after purchase, you may be charged a deferred sales charge of 1.00%. The charge will apply to the lesser of the original cost of the shares being redeemed or the proceeds of your redemption. You will not be charged a deferred sales charge when you redeem shares that you acquire through reinvestment of Fund dividends. The deferred sales charge relating to Class C shares may be reduced or waived in connection with involuntary termination of an account in which Fund shares are held and withdrawals through the Systematic Withdrawal Plan.

Class C shares do not offer a conversion privilege.

MERCURY U.S. LARGE CAP FUND

Account Choices

HOW TO BUY, SELL, TRANSFER AND EXCHANGE SHARES

The chart on the following pages summarizes how to buy, sell, transfer and exchange shares through your financial advisor, selected securities dealer, broker, investment adviser, service provider or other financial intermediary. You may also buy shares through the Transfer Agent. To learn more about buying, selling, transferring or exchanging shares through the Transfer Agent, call 1-888-763-2260. Because the selection of a mutual fund involves many considerations, your financial advisor or other financial intermediary may help you with this decision. The Fund does not issue share certificates.

Because of the high cost of maintaining smaller shareholder accounts, the Fund may redeem the shares in your account (without charging any deferred sales charge) if the net asset value of your account falls below $500 due to redemptions you have made. You will be notified that the value of your account is less than $500 before the Fund makes an involuntary redemption. You will then have 60 days to make an additional investment to bring the value of your account to at least $500 before the Fund takes any action. This involuntary redemption does not apply to retirement plans or Uniform Gifts or Transfers to Minors Act accounts.

20	MERCURY U.S. LARGE CAP FUND

Account Choices

If you want to	Your choices	Information important for you to know

Buy shares	First, select the share class appropriate for you	Refer to the pricing of shares table on page 15. Be sure to read this Prospectus carefully.

Next, determine the amount of your investment	The minimum initial investment for the Fund is $1,000 for all accounts except:
• $500 for certain fee-based programs
• $100 for retirement plans
(The minimums for initial investments may be waived or reduced under certain circumstances.)

	Have your financial advisor, selected securities dealer, or other financial intermediary submit your purchase order	The price of your shares is based on the next calculation of net asset value after your order is placed. Generally, any purchase orders placed prior to the close of business on the New York Stock Exchange (generally, 4:00 p.m. Eastern time) will be priced at the net asset value determined that day. Certain financial intermediaries, however, may require submission of orders prior to that time.

Purchase orders placed after that time will be priced at the net asset value determined on the next business day. The Fund may reject any order to buy shares and may suspend the sale of shares at any time. Selected securities dealers or other financial intermediaries may charge a processing fee to confirm a purchase. For example, the fee charged by Merrill Lynch, Pierce, Fenner & Smith Incorporated is currently $5.35. The fees charged by other securities dealers or financial intermediaries may be higher or lower.

	Or contact the Transfer Agent	To purchase shares directly, call the Transfer Agent at 1-888-763-2260 and request a purchase application. Mail the completed purchase application to the Transfer Agent at the address on the inside back cover of this Prospectus.

Add to your investment	Purchase additional shares	The minimum investment for additional purchases is generally $100 for all accounts except:
• $50 for certain fee-based programs
• $1 for retirement plans
(The minimums for additional purchases may be waived under certain circumstances.)

	Acquire additional shares through the automatic dividend reinvestment plan	All dividends are automatically reinvested without a sales charge.

Participate in the automatic investment plan	You may invest a specific amount in the Fund on a periodic basis through your securities dealer or other financial intermediary:
• The current minimum for such automatic investments is $100. The minimum may be waived or revised under certain circumstances.

MERCURY U.S. LARGE CAP FUND

          Account Choices

If you want to	Your choices	Information important for you to know

Transfer shares to another securities dealer or other financial intermediary	Transfer to a participating securities dealer or other financial intermediary	You may transfer your Fund shares only to another securities dealer or other financial intermediary that has entered into an agreement with the Distributor. Certain shareholder services may not be available for the transferred shares. You may only purchase additional shares of funds previously owned before the transfer. All future trading of these assets must be coordinated by the receiving firm.

	Transfer to a non-participating securities dealer or other financial intermediary	You must either: • Transfer your shares to an account with the Transfer Agent; or • Sell your shares, paying any applicable deferred sales charges.

Sell your shares	Have your financial advisor, selected securities dealer or other financial intermediary submit your sales order	The price of your shares is based on the next calculation of net asset value after your order is placed. Generally, for your redemption request to be priced at the net asset value on the day of your request, you must submit your request to your dealer or other financial intermediary prior to that day’s close of business on the New York Stock Exchange (generally, 4:00 p.m. Eastern time). Certain financial intermediaries, however, may require submission of orders prior to that time. Any redemption request placed after that time will be priced at the net asset value at the close of business on the next business day.

Certain securities dealers or other financial intermediaries may charge a fee to process a redemption of shares. For example, the fee charged by Merrill Lynch, Pierce, Fenner & Smith Incorporated is currently $5.35. No processing fee is charged if you redeem the shares directly through the Transfer Agent. The fees charged by other securities dealers or financial intermediaries may be higher or lower.

The Fund may reject an order to sell shares under certain circumstances.

	Sell through the Transfer Agent	You may sell shares held at the Transfer Agent by writing to the Transfer Agent at the address on the inside back cover of this Prospectus. All shareholders on the account must sign the letter. A signature guarantee will generally be required but may be waived in certain limited circumstances. You can obtain a signature guarantee from a bank, securities dealer, securities broker, credit union, savings association, national securities exchange or registered securities association. A notary public seal will not be acceptable. The Transfer Agent will normally mail redemption proceeds within seven days following receipt of a properly completed request. If you make a redemption request before the Fund has collected payment for the purchase of shares, the Fund or the Transfer Agent may delay mailing your proceeds. This delay usually will not exceed ten days.

You may also sell shares held at the Transfer Agent by telephone request if the amount being sold is less than $50,000 and if certain other conditions are met. Contact the Transfer Agent at 1-888-763-2260 for details.

22	MERCURY U.S. LARGE CAP FUND

          Account Choices

If you want to	Your choices	Information important for you to know

Sell shares systematically	Participate in the Fund’s Systematic Withdrawal Plan	You can choose to receive systematic payments from your Fund account either by check or through direct deposit to your bank account on a monthly or quarterly basis. You can generally arrange through your selected dealer or other financial intermediary for systematic redemptions of a fixed dollar amount on a monthly, bi-monthly, quarterly, semi-annual or annual basis, subject to certain conditions. You must have dividends automatically reinvested. For Class B and Class C shares your total annual withdrawals cannot be more than 10% per year of the value of your shares at the time the Plan is established. The deferred sales charge is waived for systematic redemptions. Ask your financial advisor or other financial intermediary for details.

Exchange your shares	Select the fund into which you want to exchange. Be sure to read that fund’s prospectus	You can exchange your shares of the Fund for shares of other Mercury mutual funds or for shares of the Summit Cash Reserves Fund (“Summit”). You must have held the shares used in the exchange for at least 15 calendar days before you can exchange to another fund.

Each class of Fund shares is generally exchangeable for shares of the same class of another Mercury fund. If you own Class I shares and wish to exchange into a fund in which you have no Class I shares (and you are not eligible to buy Class I shares), you will exchange into Class A shares. If you own Class I or Class A shares and wish to exchange into Summit, you will exchange into Class A shares of Summit. Class B or Class C shares can be exchanged for Class B shares of Summit.

Some of the Mercury mutual funds may impose a different initial or deferred sales charge schedule. If you exchange Class I or Class A shares for shares of a fund with a higher initial sales charge than you originally paid, you will be charged the difference at the time of exchange. If you exchange Class B or Class C shares for shares of a fund with a different deferred sales charge schedule, the higher schedule will apply. The time you hold Class B or Class C shares in both funds will count when determining your holding period for calculating a deferred sales charge at redemption. Your time in both funds will also count when determining the holding period for a conversion from Class B to Class A shares.

To exercise the exchange privilege, contact your financial advisor, securities dealer, or other financial intermediary or call the Transfer Agent at 1-888-763-2260.

Although there is currently no limit on the number of exchanges that you can make, the exchange privilege may be modified or terminated at any time in the future.

Short-term or excessive trading into and out of the Fund may harm performance by disrupting portfolio management strategies and by increasing expenses. Accordingly, the Fund may reject any purchase orders, including exchanges, particularly from market timers or investors who, in Fund management’s opinion, have a pattern of short-term or excessive trading or whose trading has been or may be disruptive to the Fund. For these purposes, Fund management may consider an investor’s trading history in the Fund or other Mercury funds, and accounts under common ownership or control.
MERCURY U.S. LARGE CAP FUND

Net Asset Value — the market value of the Fund’s total assets after deducting liabilities, divided by the number of shares outstanding.
Account Choices

HOW SHARES ARE PRICED

When you buy shares, you pay the net asset value, plus any applicable sales charge. This is the offering price. Shares are also redeemed at their net asset value, minus any applicable deferred sales charge. The Fund calculates its net asset value (generally by using market quotations) each day the New York Stock Exchange is open as of the close of business on the Exchange based on prices at the time of closing. The Exchange generally closes at 4:00 p.m. Eastern time. The net asset value used in determining your share price is the next one calculated after your purchase or redemption order is placed. Securities and assets for which market quotations are not readily available are generally valued at fair value as determined in good faith by or under the direction of the Board of Trustees.

The Fund may accept orders from certain authorized financial intermediaries or their designees. The Fund will be deemed to receive an order when accepted by the intermediary or designee and the order will receive the net asset value next computed by the Fund after such acceptance. If the payment for a purchase order is not made by a designated later time, the order will be canceled and the financial intermediary could be held liable for any losses.

Generally, Class I shares will have the highest net asset value because that class has the lowest expenses, and Class A shares will have a higher net asset value than Class B or Class C shares. Also, dividends paid on Class I and Class A shares will generally be higher than dividends paid on Class B and Class C shares because Class I and Class A shares have lower expenses.

24	MERCURY U.S. LARGE CAP FUND

Account Choices

Dividends  — ordinary income and capital gains paid to shareholders. Dividends may be reinvested in additional Fund shares as they are paid.
FEE-BASED PROGRAMS

If you participate in certain fee-based programs offered by Mercury Advisors or an affiliate of Mercury Advisors, or by selected dealers or other financial intermediaries that have an agreement with the Distributor or its affiliates, you may be able to buy Class I shares at net asset value, including through exchange from other share classes. Sales charges on the shares being exchanged may be reduced or waived under certain circumstances.

You generally cannot transfer shares held through a fee-based program into another account. Instead, you will have to redeem your shares held through the program and purchase shares of another class, which may be subject to distribution and account maintenance fees. This may be a taxable event and you will pay any applicable sales charges.

If you leave one of these programs, your shares may be redeemed or automatically exchanged into another class of Fund shares or into Summit. The class you receive may be the class you originally owned when you entered the program, or in certain cases, a different class. If the exchange is into Class B shares, the period before conversion to Class A shares may be modified. Any redemption or exchange will be at net asset value. However, if you participate in the program for less than a specified period, you may be charged a fee in accordance with the terms of the program.

Details about these features and the relevant charges are included in the client agreement for each fee-based program and are available from your financial advisor, selected securities dealer or other financial intermediary.

DIVIDENDS AND TAXES

The Fund will distribute semi-annually any net investment income and any net realized capital gains. The Fund may also pay a special distribution at the end of the calendar year to comply with Federal tax requirements. Dividends may be reinvested automatically in shares of the Fund at net asset value without a sales charge or taken in cash. If your account is with a securities dealer or other financial intermediary that has an agreement with the Fund, contact your financial advisor or other financial intermediary about which option you would like. If your account is with the Transfer Agent, and you would like to receive dividends in cash, contact the Transfer Agent.

MERCURY U.S. LARGE CAP FUND

Account Choices

“Buying a Dividend”

Unless your investment is in a tax deferred account, you may want to avoid buying shares shortly before the Fund pays a dividend. The reason? If you buy shares when a fund has realized but not yet distributed ordinary income or capital gains, you will pay the full price for the shares and then receive a portion of the price back in the form of a taxable dividend. Before investing you may want to consult your tax advisor.

You will pay tax on dividends from the Fund whether you receive them in cash or additional shares. If you redeem Fund shares or exchange them for shares of another fund, you generally will be treated as having sold your shares and any gain on the transaction may be subject to tax. The Fund intends to pay dividends that will either be taxed as ordinary income or capital gains. Capital gains dividends are generally taxed at different rates than ordinary income dividends.

If you are neither a resident nor a citizen of the United States or if you are a foreign entity, the Fund’s ordinary income dividends (which include distributions of net short term capital gains) will generally be subject to a 30% U.S. withholding tax, unless a lower treaty rate applies.

By law your distributions and redemption proceeds will be subject to a withholding tax if you have not provided a taxpayer identification number or social security number or if the number you have provided is incorrect.

This section summarizes some of the consequences under current Federal tax law of an investment in the Fund. It is not a substitute for personal tax advice. Consult your personal tax advisor about the potential tax consequences of an investment in the Fund under all applicable tax laws.

26	MERCURY U.S. LARGE CAP FUND

The Management Team
MANAGEMENT OF THE FUND

Mercury Advisors manages the underlying Portfolio’s investments under the overall supervision of the Board of Trustees of the Mercury Master Trust. Since all of the Fund’s assets are invested in the corresponding Portfolio, investment advisory services are provided only at the Portfolio level and the Fund itself does not have an investment adviser. The Investment Adviser and its affiliates have the responsibility for making all investment decisions for the Fund.

The senior investment professionals in the group include:

Richard Boon, Managing Director, has been employed as an investment professional by the Investment Adviser or its Mercury affiliates since 2001. Mr. Boon was employed at Morgan Stanley as an Executive Director from 1995 to 2001. Mr. Boon is primarily responsible for the day-to-day management of the Fund.

Michael Russell has been employed as an investment professional by the Investment Adviser or its Mercury affiliates since 1997.

Ben Gore has been employed as an investment professional by the Investment Adviser or its Mercury affiliates since 1998.

Olivier Parein has been employed as an investment professional by the Investment Adviser or its Mercury affiliates since 1998.

The Investment Adviser was organized as an investment adviser in 1981 and offers investment advisory services to approximately 5 registered investment companies. The Investment Adviser and its affiliates manage portfolios with approximately $535.5 billion in assets (as of July 2001) for individuals and institutions seeking investments worldwide. This amount includes assets managed for its affiliates.

The Investment Adviser is paid at the rate of 0.50% of the Portfolio’s average daily net assets.

Fund Asset Management, L.P., an affiliate of Mercury Advisors, may manage all or a portion of the Fund’s daily cash assets, to the extent not managed by Mercury Advisors. The Fund does not pay any incremental fee for this service, although Mercury Advisors may make payments to Fund Asset Management, L.P. See “Fees and Expenses” under “Fund Facts” for information about the fees paid to Mercury Advisors and its affiliates.

Fund Asset Management, L.P. also provides administrative services to the Fund.

MERCURY U.S. LARGE CAP FUND

The Management Team

MASTER/FEEDER STRUCTURE

Unlike many other mutual funds, which directly buy and manage their own portfolio securities, the Fund seeks to achieve its investment objective by investing all its assets in the corresponding Portfolio of the Mercury Master Trust. Investors in the Fund will acquire an indirect interest in the underlying Portfolio.

Other “feeder” funds may also invest in the “master” Portfolio. This structure may enable the Fund to reduce costs through economies of scale. A larger investment portfolio may also reduce certain transaction costs to the extent that contributions to and redemptions from the master from different feeders may offset each other and produce a lower net cash flow.

The Fund may withdraw from the Portfolio at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Fund’s assets directly.

Smaller feeder funds may be harmed by the actions of larger feeder funds. Whenever the Portfolio holds a vote of its feeder funds, the Fund will pass the vote through to its own shareholders or vote the shares of the Portfolio held by it in the same proportion as the votes of all other feeder funds. If some of the other feeder funds are larger than the Fund, these other feeder funds would have more voting power than the Fund over the operations of the Portfolio.

28	MERCURY U.S. LARGE CAP FUND

FINANCIAL HIGHLIGHTS

The Financial Highlights table is intended to help you understand the Fund’s financial performance for the periods shown. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate an investor would have earned or lost on an investment in the Fund (assuming reinvestment of all dividends). The information has been audited by Deloitte & Touche LLP, whose report, along with the Fund’s financial statements, is included in the Fund’s Annual Report, which is available upon request.

	Class I				Class A

			For the Period				For the Period
	For the Year		Jan. 29, 1999† to		For the Year		Jan. 29, 1999† to
	Ended May 31,		May 31, 1999		Ended May 31,		May 31, 1999

Increase (Decrease) in Net Asset Value:	2001	2000			2001	2000

Per Share Operating Performance:

Net asset value, beginning of period	$11.35	$9.91	$10.00		$11.31	$9.90	$10.00

Investment income (loss) — net	.04 †††	.03 †††	—	‡‡	.01 †††	— ‡‡	—	‡‡

Realized and unrealized gain (loss) on investments from the Portfolio — net	(1.75)	1.41	(.09)		(1.74)	1.41	(.10)

Total from investment operations	(1.71)	1.44	(.09)		(1.73)	1.41	(.10)

Less distributions in excess of realized gain on investments from the Portfolio — net	(.37)	—	—		(.34)	—	—

Net asset value, end of period	$9.27	$11.35	$9.91		$9.24	$11.31	$9.90

Total Investment Return:**

Based on net asset value per share	(15.68%)	14.53%	(.90	%)‡	(15.89%)	14.24%	(1.00	%)‡

Ratios to Average Net Assets:

Expenses††	.81%	.78%	.94	%*	1.06%	1.03%	1.19	%*

Investment income (loss) — net	.32%	.27%	.28	%*	.07%	.01%	(.04	%)*

Supplemental Data:

Net assets, end of period (in thousands)	$24,905	$127,630	$103,709		$59,120	$102,454	$121,826

Portfolio turnover of the Portfolio	60.53%	86.47%	17.13%		60.53%	86.47%	17.13%

  * Annualized.

**	Total investment returns exclude the effects of sales charges.

†	Commencement of operations.

††	Includes the Fund’s share of the Portfolio’s allocated expenses.

†††	Based on average shares outstanding.

‡	Aggregate total investment return.

‡‡	Amount is less than $.01 per share.

MERCURY U.S. LARGE CAP FUND

          The Management Team

FINANCIAL HIGHLIGHTS

	Class B					Class C

					For the Period					For the Period
	For the Year				Jan. 29, 1999†	For the Year				Jan. 29, 1999†
	Ended May 31,				to May 31, 1999	Ended May 31,				to May 31, 1999

Increase (Decrease) in Net Asset Value:	2001		2000			2001		2000

Per Share Operating Performance:

Net asset value, beginning of period	$11.20		$9.88		$10.00	$11.20		$9.88		$10.00

Investment loss — net	(.07	)†††	(.08	)†††	(.03)	(.07	)†††	(.08	)†††	(.02)

Realized and unrealized gain (loss) on investments from the Portfolio — net	(1.74)		1.40		(.09)	(1.74)		1.40		(.10)

Total from investment operations	(1.81)		1.32		(.12)	(1.81)		1.32		(.12)

Less distributions in excess of realized gain on investments from the Portfolio — net	(.25)		—		—	(.25)		—		—

Net asset value, end of period	$9.14		$11.20		$9.88	$9.14		$11.20		$9.88

Total Investment Return:**

Based on net asset value per share	(16.58%)		13.36%		(1.20%)‡	(16.59%)		13.36%		(1.20%)‡

Ratios to Average Net Assets:

Expenses††	1.83%		1.80%		1.96%*	1.84%		1.80%		1.96%*

Investment loss — net	(.69%)		(.75%)		(.82%)*	(.70%)		(.76%)		(.82%)*

Supplemental Data:

Net assets, end of period (in thousands)	$373,778		$508,802		$460,464	$167,832		$258,131		$236,776

Portfolio turnover of the Portfolio	60.53%		86.47%		17.13%	60.53%		86.47%		17.13%

*	Annualized.

**	Total investment returns exclude the effects of sales charges.

†	Commencement of operations.

††	Includes the Fund’s share of the Portfolio’s allocated expenses.

†††	Based on average shares outstanding.

‡	Aggregate total investment return.

30	MERCURY U.S. LARGE CAP FUND

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MERCURY U.S. LARGE CAP FUND

Fund

Mercury U.S. Large Cap Fund

of Mercury Funds, Inc.
P.O. Box 9011
Princeton, New Jersey 08543-9011
(888-763-2260)

Investment Adviser

Mercury Advisors

33 King William Street
London EC4R 9AS
England

Administrator and Sub-Adviser

Fund Asset Management, L.P.

800 Scudders Mill Road
Plainsboro, New Jersey 08536

Transfer Agent

Financial Data Services, Inc.

Administrative Offices:

4800 Deer Lake Drive East
Jacksonville, Florida 32246-6484

Mailing Address:

P.O. Box 44062
Jacksonville, Florida 32232-4062

Accounting Services Provider

State Street Bank and Trust Company

500 College Road East
Princeton, New Jersey 08540

Independent Auditors

Deloitte & Touche LLP

Two World Financial Center
New York, New York 10281-1008

Distributor

FAM Distributors, Inc.

P.O. Box 9081
Princeton, New Jersey 08543-9081

Custodian

Brown Brothers Harriman & Co.

40 Water Street
Boston, Massachusetts 02109

Counsel

Shearman & Sterling

599 Lexington Avenue
New York, New York 10022
MERCURY U.S. LARGE CAP FUND